UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 8.01 is incorporated herein by reference.

Item 8.01. Other Events.

On November 1, 2013, Prologis, Inc.’s (the “Company”) operating partnership Prologis, L.P. (the “Operating Partnership”) issued $500,000,000 aggregate principal amount of its 3.350% notes due 2021 (the “Notes”). The Notes are being issued under an indenture dated as of June 8, 2011 (the “Base Indenture”), among the Company, the Operating Partnership and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture, dated as of June 8, 2011, the second supplemental indenture, dated as of June 8, 2011, the third supplemental indenture, dated as of June 8, 2011, the fourth supplemental indenture, dated as of June 8, 2011, and the fifth supplemental indenture, dated as of August 15, 2013 (the Base Indenture as so supplemented, the “Indenture”).

The Notes will bear interest at a rate of 3.350% per annum and mature on February 1, 2021. Interest on the Notes is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2014. The Notes are senior unsecured obligations of the Operating Partnership and are fully and unconditionally guaranteed by the Company.

The Notes are redeemable in whole at any time or in part from time to time, at the option of the Operating Partnership, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 25 basis points. Notwithstanding the foregoing, if the Notes are redeemed on or after November 1, 2020, the redemption price will be 100% of the principal amount of the Notes to be redeemed.

The Indenture governing the Notes restricts, among other things, the Operating Partnership’s ability to incur additional indebtedness and to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of its assets.

The Notes are being issued pursuant to a Registration Statement on Form S-3 (File No. 333-177112) that the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “SEC”), including a final prospectus supplement, dated October 24, 2013, together with the accompanying base prospectus, dated December 20, 2012 (collectively, the “Prospectus”). The description of the Notes set forth above is only a summary and is qualified in its entirety by the more detailed description of the terms of the Notes set forth in such Registration Statement and the Prospectus, as well as the Indenture and the Notes which are filed as exhibits to such Registration Statement. The Company and the Operating Partnership are filing the Notes and certain other exhibits with this Current Report of Form 8-K as exhibits to such Registration Statement. See “Item 9.01 – Financial Statements and Exhibits.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.	The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

4.1	Officers’ Certificate related to the 3.350% Notes due 2021

4.2	3.350% Notes due 2021

5.1	Opinion of Mayer Brown LLP

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: November 1, 2013	By:	/s/ Edward Nekritz

Name: Edward Nekritz Title: General Counsel and Secretary

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: November 1, 2013	By:	/s/ Edward Nekritz

Name: Edward Nekritz Title: General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Officers’ Certificate related to the 3.350% Notes due 2021

4.2	3.350% Notes due 2021

5.1	Opinion of Mayer Brown LLP

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)